Exhibit 8.2


                                                             November 28, 2000




Chrysler Financial Company L.L.C.
27777 Franklin Road
Southfield, Michigan 48034

Chrysler Auto Receivables Company
27777 Franklin Road
Southfield, Michigan 48034

Chrysler Financial Receivables Corporation
27777 Franklin Road
Southfield, Michigan 48034


Ladies and Gentlemen:

             Re:  Registration Statement on Form S-3
                  to register Asset Backed Certificates
                  to be issued by CARCO Auto Loan Master Trust
                 (the "Registration Statement")


     I am Vice President and General Counsel of Chrysler Financial Company L.L.C., a Michigan limited liability company, as servicer (the "Servicer") and of Chrysler Auto Receivables Company, a Delaware corporation, and Chrysler Financial Receivables Corporation, a Michigan corporation, the members of DaimlerChrysler Wholesale Receivables LLC, a Delaware limited liability company, as seller (the "Seller"), in connection with the above-captioned Registration Statement, filed by the Seller with the Securities and Exchange Commission in connection with the registration by the Seller of Asset Backed Certificates (the "Certificates") representing interests in CARCO Auto Loan Master Trust (the "Trust") in an aggregate principal amount of $2,000,000,000. As described in the Registration Statement, the Certificates will be issued from time to time by the Trust in series ("Series"). With respect to each Series, the Certificates will be issued pursuant to a supplement to the Pooling and Servicing Agreement and the Certificates will be sold from time to time pursuant to certain underwriting agreements (the "Underwriting Agreements") between the Seller and various underwriters named therein.


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     I, or members of my staff upon whom I am relying, have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Pooling and Servicing Agreement and supplements thereto, including the forms of Certificates, and the form of Underwriting Agreement (collectively, the "Operative Documents"). In addition, I, or members of my staff upon whom I am relying, have examined and considered executed originals or counterparts, or certified or other copies identified to my satisfaction as being true copies of such certificates, instruments, documents, and other corporate records of the Seller, and matters of fact and law as we deem necessary for the purposes of this opinion. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Seller and others.

     I hereby confirm that the statements set forth in the Prospectus forming a part of the Registration Statement under the caption "Tax Matters - State and Local Tax Consequences" accurately describe the material Michigan tax consequences to holders of the Certificates.

     I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the State of Michigan and the federal law of the United States. I do not purport to be an expert on, or to express any opinion herein concerning, the laws of any other jurisdiction or the effect under the law of the State of Michigan or the federal law of the United States of the law of any other jurisdiction.


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     I consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to me in the Prospectus included in the Registration Statement without implying or admitting that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement. This opinion is given as of the date hereof and I undertake no obligation to notify you of any changes in law or fact occurring after the date hereof. This opinion is for the sole benefit of the addressees and is not to be used, circulated, quoted, relied upon, or otherwise referred to for any other purpose without my express permission. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.



                                            Very truly yours,

                                            /s/Christopher A. Taravella

                                            Christopher A. Taravella
                                            Vice President and
                                            General Counsel